UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2019
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-37897	20-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)
(760) 795-6558
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition
On January 3, 2019, Obalon Therapeutics, Inc. (the “Company” or “Obalon”) hosted a conference call to discuss its receipt of FDA approval for the Obalon Navigation System and to provide an update on its anticipated 2018 results of operations. During that call, the Company:

•	re-affirmed its full-year 2018 revenue guidance of $9.0 million to $9.9 million and its U.S. sales guidance of between $4.6 million and $5.5 million;

•
noted that it expects global sales to be at the low end of the guidance range for the full year, as it did not expect to receive any revenue from Sono Bello in the fourth quarter, and that the low-end revenue would negatively impact gross margin in the fourth quarter of 2018;

•
stated that it expects to have shipped 10 new starter kits in the fourth quarter of 2018, which is consistent with its more focused targeting strategies, and that it expects reorders from existing accounts to represent the largest component of its U.S. revenue for the fourth quarter and full year 2018; and

•
indicated that it expects sales to Bader Sultan & Bros. Co. W.L.L., its Middle East distributor, for the full-year 2018 to be approximately $4.4 million, consistent with its prior guidance. The Company also noted that it does not intend to ship product to Bader or to generate any non-U.S. revenue after the first quarter of 2019. Its agreement with Bader expires at the end of 2019 and the Company does not intend to automatically renew.

The Company plans to provide guidance for 2019 when it reports its final results of operations for the fourth quarter and full year 2018 in February 2019.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events
In connection with business updates provided during the conference call on January 3, 2019, the Company is also updating its summary business section, which was most recently included in its prospectus supplement filed on December 27, 2018, to read as set forth Exhibit 99.1. Exhibit 99.1 also updates a risk factor that previously appeared in the quarterly report on Form 10-Q for the quarter ended September 30, 2018.

___________________________________

Cautionary note regarding forward-looking statements

The Items discussed in this Current Report on Form 8-K and the exhibits thereto contain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of this Current Report on Form 8-K. These forward-looking statements may include, but are not limited to, statements regarding the Company’s future results of operations and financial position, business strategy, market size, potential growth opportunities, timing and results of preclinical and clinical development activities, and potential regulatory approval and commercialization of products and product candidates. In some cases, forward looking-statements may be identified by terminology such as “believe,” “may,” “will,” “should,” “predict,” “goal,” “strategy,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These words are intended to identify forward-looking statements.

The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that the Company believes may affect its financial condition, results of operations, business strategy, research and development, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described herein and in the “Risk Factors” section and elsewhere in Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for the Company’s management to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

The Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

99.1	Updated business and related disclosures

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: January 3, 2019	By:	/s/ William Plovanic
William Plovanic
Chief Financial Officer